                                                                     EXHIBIT 5.1




                        [MCCARTHY TETRAULT LETTERHEAD]




                                  May 25, 2001

AltaRex Corp.
610 Lincoln Street
Waltham, Massachusetts
02451



Ladies and Gentlemen:

                     Re:  AltaRex Corp. Stock Option Plan

        This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 5,455,312 Common Shares, (the "Shares"), of AltaRex Corp., a company organized and existing under the laws of Alberta, Canada (the "Company"), issuable pursuant to the AltaRex Corp. Stock Option Plan (the "Plan").

        We have examined the Articles of Amalgamation, as amended, and the By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and shareholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully-paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         This opinion is limited to the laws of the Province of Alberta and the laws of Canada applicable therein.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ McCarthy Tetrault


                                            MCCARTHY TETRAULT